EXHIBIT (23)


CAROLINA TELEPHONE AND TELEGRAPH COMPANY
CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3, No. 33-64476) of Carolina Telephone and Telegraph Company and in the related Prospectus of our report dated January 21, 1998, with respect to the consolidated financial statements and schedule of Carolina Telephone and Telegraph Company included in this Annual Report (Form 10-K) for the year ended December 31, 1997.




                                                    s/ERNST & YOUNG LLP
                                                    ----------------------
                                                    ERNST & YOUNG LLP



Kansas City, Missouri
March 23, 1998